EXHIBIT 99.1

For Immediate Release

Friday, October 10, 2003

Press Release

FNB CORPORATION

ANNOUNCES CHANGE IN PERSONNEL

Christiansburg, Virginia – William P. Heath, Jr., President and CEO of FNB Corporation (NASDAQ: FNBP) announces today the resignation of Peter A. Seitz, Executive Vice President/Chief Administrative Officer and Corporate Secretary.

“Since joining FNB, it has been a pleasure to get to know and work with Peter. We will miss his energy and dedication, but will honor his decision to relocate,” Heath announced.

“It has been a privilege to be associated with FNB and I share many special memories of our successes together. I’m confident that FNB will achieve greater things in the years to come,” Seitz added. Seitz has served in various capacities with FNB over the past 12 years.

FNB Corporation is one of the largest publicly held commercial bank holding companies based in Virginia, with nearly $1.3 billion in assets. Through its affiliates, First National Bank, FNB Salem Bank and Trust, N.A., and Bedford Federal Savings Bank, FNB Corporation operates 26 full-service branches, three loan production offices, a financial services center, and 51 ATM locations. Third quarter financial results for FNB Corporation will be announced on or about October 24, 2003.

For more information contact:

William P. Heath, Jr.

President/CEO

FNB Corporation

(540) 382-6041